Exhibit 99.1

ZHI YUAN LIMITED AND SUBSIDIARIES

CONSOLIDATED FINANCIAL STATEMENTS

As of and for the year ended September 30, 2019

 As of and for the six months ended March 31, 2020

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To:

The Board of Directors and Stockholders of

Zhi Yuan Limited

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of Zhi Yuan Limited and subsidiaries (collectively, the “Company”) as of September 30, 2019, and the related consolidated statements of operations, stockholders’ equity, and cash flows for the year then ended September 30, 2019, and the related notes (collectively referred to as the financial statements). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of September 30, 2019, and the results of its operations and its cash flows for the year then ended September 30, 2019, in conformity with accounting principles generally accepted in the United States of America.

Explanatory Paragraph Regarding Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3 to the financial statements, the Company has not yet established an ongoing source of revenues and cash flows sufficient to cover its operating costs, which raises substantial doubt about its ability to continue as a going concern. Management’s plan in regards to these matters are described in Note 3. These financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ JLKZ CPA LLP

JLKZ CPA LLP

http://www.jlkzcpa.com

Flushing, New York

July 27, 2020

We have served as the Company’s auditor since October 2019.

ZHI YUAN LIMITED AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

	March 31,	September 30,
	2020	2019
	(Unaudited)	(Audited)
ASSETS
Current assets
Cash and cash equivalents	$1,617,566	3,059,937
Inventory	285,945	310,550
Due from related party	28,053	5,875
Prepayment and other current assets, net	2,071,456	1,149,255
Total current assets	4,003,020	4,525,617
Non-current assets
Property, plant and equipment, net	13,028	8,998
Intangible assets	343,084	384,152
Operating lease right of use asset, net	735,901	916,120
Total non-current assets	1,092,013	1,309,270
Total Assets	$5,095,033	5,834,887

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities
Accounts payable and accrued expense	$4,815,560	5,426,079
Deferred revenues	2,139,181	1,451,725
Due to related party	—	518
Operating lease liabilities - current	299,175	411,275
Total current liabilities	7,253,916	7,289,597
Non-current liabilities
Operating lease liabilities - noncurrent	509,061	504,148
Total liabilities	7,762,977	7,793,745

Shareholders' equity
Ordinary Share	1	1
Additional paid-in capital	6,264,312	6,264,312
Shares subscription receivable	(6,264,313)	(6,264,313)
Accumulated deficit	(2,745,795)	(2,049,141)
Statutory reserves	12,384	12,384
Accumulated other comprehensive income	65,467	77,899
Total shareholders' equity	(2,667,944)	(1,958,858)
Total Liabilities and Shareholders' Equity	$5,095,033	5,834,887

-

The accompanying notes are an integral part of these consolidated financial statements

ZHI YUAN LIMITED AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME (LOSS)

	For the six months ended March 31, 2020	For the year ended September 30, 2019
	(Unaudited)	(Audited)

Net revenues	$2,406,047	2,986,593
Cost of revenues	835,080	2,278,211
Gross margin	1,570,967	708,382
Operating expenses:
Selling expense	826,419	1,702,820
General and administrative	1,404,706	1,000,945
Total operating expenses	2,231,125	2,703,765

Loss from operations	(660,158)	(1,995,383)

Other income/(loss)
Interest income	1,582	577
Interest expense	(92)	(174)
Other income (expense)	(35,238)	70
Total other income(loss)	(33,748)	473

Operating loss before income taxes	(693,906)	(1,994,910)

Provision for income taxes expense	2,748	41,281

Net loss	(696,654)	(2,036,191)

Other comprehensive income (loss)
Net loss	(696,654)	(2,036,191)
Foreign currency translation adjustment	(12,432)	77,772
Total comprehensive income (loss)	$(709,086)	(1,958,419)

The accompanying notes are an integral part of these consolidated financial statements

ZHI YUAN LIMITED AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHODERS’ EQUITY

	Ordinary Shares		Additional Paid-In	Shares Subscription	Statutory	Accumulated	Accumulated other Comprehensive
	Shares	Amount	Capital	Receivable	reserves	Deficit	Income	Total

Balance at September 30, 2018		$—	$—	$—	$—	$(566)	$27	$(539)
Issuance of ordinary shares	1	1		(1)				—
Registered capital subscription			6,264,312	(6,264,312)
Net Loss					12,384	(2,048,575)		(2,036,191)
Foreign Currency Translation Adjustment							77,872	77,872
Balance at September 30, 2019	1	1	6,264,312	(6,264,313)	12,384	(2,049,141)	77,899	(1,958,858)
Net Loss						(696,654)		(696,654)
Foreign Currency Translation Adjustment							(12,432)	(12,432)
Balance at March 31, 2020 (Unaudited)	1	$1	$6,264,312	$(6,264,313)	$12,384	$(2,745,795)	$65,647	(2,667,944)

The accompanying footnotes are an integral part of these consolidated financial statements.

ZHI YUAN LIMITED AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the six months ended March 31, 2020	For the year ended September 30, 2019
	(Unaudited)	(Audited)

Cash flows from operating activities
Net Loss	$(696,654)	$(2,036,191)
Adjustments to reconcile net loss to net cash from operations:
Depreciation expense	47,691	53,925
Changes in assets and liabilities:
Inventory	27,898	(322,909)
Account receivable - related party	(19,392)	(32,898)
Due from related party	(22,334)	(6,109)
Prepayment and other receivables	(900,401)	(1,162,094)
Account payable	(354,035)	5,209,900
Advance from customer	679,805	1,509,499
Tax payable	(371,890)	364,129
Wages Payable	59,731	65,511
Operating lease liabilities	73,744	(725)
Other payables	(3,610)	2,480
Net cash provided by (used in) operating activities	$(1,479,447)	$3,644,518

Cash flows from investing activities
Purchase of intangible asset	—	(452,122)
Purchases of property, plant and equipment	(6,426)	(10,601)
Net cash used in investing activities	$(6,426)	$(462,723)

Cash flows from financing activities
Repayment to related parties	(528)	—
Net cash used in financing activities	$(528)	$—

Net change in cash and cash equivalents	(1,486,401)	3,181,794

Effect of foreign exchange rate changes on cash and cash equivalents	44,029	(121,857)
Cash and cash equivalents, beginning of the year	3,059,937

Cash and cash equivalents, end of the year	$1,617,565	$3,059,937
	—	—
Supplementary non-cash investing and financing activities:
Lease assets and liability recognized	$—	$(1,175,840)

Supplemental cash flow information
Cash paid for interest	$—	$—
Cash paid for income taxes	$—	$—

The accompanying footnotes are an integral part of these consolidated financial statements

ZHI YUAN LIMITED AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

As of and for the six months ended March 31, 2020 (Unaudited)

and as of and for the year ended September 30, 2019

NOTE 1 – ORGANIZATION

Zhi Yuan Limited (“Zhi Yuan”) was incorporated on April 15, 2019 under the laws of the Cayman Islands as a holding company. On May 22, 2019, ZhiYuan incorporated a wholly owned subsidiary Cang Yun (Hong Kong) Limited (“Cang Yun HK”) in Hong Kong. On July 30, 2019, Cang Yun HK incorporated a wholly foreign owned enterprise (“WFOE”) Shanghai Cangyun Management Consulting Co., Ltd. (“Shanghai Cangyun”) in Shanghai, China.

On August 8, 2019, Shanghai Cangyun entered into a series of Variable Interest Entity (“VIE”) agreements with the owners of Hainan Cangbao Tianxia Cultural Relic Co., Ltd. (“Hainan Cangbao”) and Cangbao Tianxia (Shanghai) Cultural Relic Co., Ltd. (“Shanghai Cangbao”). Pursuant to the VIE agreements, Hainan Cangbao and Shanghai Cangbao became Shanghai Cangyun’s contractually controlled affiliate. The purpose and effect of the VIE Agreements is to provide Shanghai Cangyun with all management control and net profits earned by Hainan Cangbao and Shanghai Cangbao.

 Hainan Cangbao was incorporated on May 30, 2018 and Shanghai Cangbao was incorporated on June 28, 2019. The entities operate an online and offline cultural exchange service platform, through which dedicated to create industry standards for art investment and creating a model of online art exchanges and transactions, which allows collectors, artists, art dealers and owners to access a much larger art trading market, allowing them to engage with a wide range of collectibles or artwork investors.

Upon executing a series of VIE agreements, Hainan Cangbao and Shanghai Cangbao are considered Variable Interest entities (“VIE”) and Shanghai Cangbao is the primary beneficiary. Accordingly, Hainan Cangbao and Shanghai Cangbao are consolidated under the guidance of FASB Accounting Standards Codification (“ASC”) 810, Consolidation.

Zhi Yuan and its consolidated subsidiaries and VIE are collectively referred to herein as the “Company” unless specific reference is made to an entity.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying consolidated financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America (“U.S. GAAP”).

The accompanying consolidated financial statements as of September 30, 2019 and for the year ended September 30, 2019 comprise of the following periods for each entity:

Name	Periods
Zhi Yuan	April 15, 2019 (Inception) – September 30, 2019
Cang Yun HK	May 22, 2019 (Inception) – September 30, 2019
Shanghai Cangyun	July 30, 2019 (Inception) – September 30, 2019
Hainan Cangbao	October 1, 2018 – September 30, 2019
Shanghai Cangbao	June 28, 2019 (Inception) – September 30, 2019

Hainan Cangbao Tianxia Cultural Relic Co., Ltd. (“Hainan Cangbao”) was incorporated on May 30, 2018 but has not commenced any operation. The comparative financials of Hainan Cangbao as of September 30, 2018 and for the period from May 30, 2018 (Inception) to September 30, 2018; and as of March 31, 2019 and for the period from May 30, 2018 (Inception) to March 31, 2019 are not presented in the consolidated financial statements for comparison purpose.

Principles of Consolidation

The consolidated financial statements include the accounts of the Company, its wholly and majority owned subsidiaries, and consolidated VIE and its subsidiaries for which the Company is the primary beneficiary.

All transactions and balances among the Company, its subsidiaries and consolidated VIE have been eliminated upon consolidation.

The accompanying consolidated financial statements reflect the activities of the following entities:

Name	Background	Ownership
Zhi Yuan Limited (“Zhi Yuan”)	• A Cayman Island company • Incorporated on April 15, 2019 • A holding company
Cang Yun (Hong Kong) Limited (“Cang Yun HK”)	• A Hong Kong company • Incorporated on May 22, 2019 • A holding company	100% owned by Zhi Yuan
Shanghai Cangyun Management Consulting Co., Ltd. (“Shanghai Cangyun”)	• A PRC company and deemed a wholly foreign owned enterprise • Incorporated on July 30, 2019 • Subscribed capital of $10,000 • A holding company	100% owned by Cang Yun HK
Hainan Cangbao Tianxia Cultural Relic Co., Ltd. (“Hainan Cangbao”)	• A PRC limited liability company • Incorporated on May 30, 2018 • Subscribed capital of $1,454,491 (RMB 10,000,000) • Operate online and offline cultural exchange service platform	VIE of Shanghai Cangyun WFOE
Cangbao Tianxia (Shanghai) Cultural Relic Co., Ltd. (“Shanghai Cangbao”)	• A PRC limited liability company • Incorporated on May 30, 2018 • Subscribed capital of $4,799,821 (RMB 33,000,000) • Operate online and offline cultural exchange service platform	VIE of Shanghai Cangyun WFO

VIE Agreements with Shanghai Cangyun

Under the laws and regulations of the PRC, foreign persons and foreign companies are restricted from investing directly in certain businesses within the PRC. As such, Hainan Cangbao and Shanghai Cangbao are controlled through VIE Arrangements in lieu of direct equity ownership. Such VIE arrangements consist of a series of four agreements (collectively, the “VIE Arrangements”), which were signed on August 8, 2019. The significant terms of the VIE Arrangements are as follows:

Exclusive Management Consultation Service Agreement

Pursuant to the Exclusive Management Consultation Service Agreement between Management Consulting and Hainan Cangbao Tianxia Cultural Relic Co., Ltd. and Cangbao Tianxia (Shanghai) Cultural Relic Co. (the “Target Companies” or “VIEs”), dated August 8, 2019, Management Consulting has the exclusive right to provide consultation and services to the Target Companies in the areas of funding, human resources, technology and intellectual property rights. For such services, the Target Companies have agreed to pay service fees in the amount of 100% of their net income and also have the obligation to absorb 100% of their own losses. Management Consulting exclusively owns any intellectual property rights arising from the performance of this Management Consultation Service Agreement. The Management Consultation Service Agreement terminates at the same time as the Equity Pledge Agreement, described in the next paragraph.

Equity Pledge Agreement

Pursuant to those Equity Pledge Agreement dated August 8, 2019, among Management Consulting, the Target Companies, the Target Companies’ shareholders, who are our CEO Mr. Zhou, Yaqin Fu (the wife of Liang Tan, a director of the Company), and Wei Wang (collectively, the “Pledgors”), each of three persons pledged all of their equity interests in the Target Companies to Management Consulting to guarantee the Target Companies’ performance of relevant obligations and indebtedness under the Management Consultation Service Agreement and the other control agreements (collectively, the “Control Agreements”). If the Pledgors breach their obligations under the Control Agreements, Management Consulting, as pledgee, will be entitled to certain rights, including the right to dispose of the pledged equity interests in order to recover the damages associated with such breaches. The Pledgors’ obligations shall be continuously valid until all of the Pledgors are no longer shareholders of the Target Companies, or until the satisfaction of all of the Pledgors’ obligations under the Control Agreements.

Call Option Agreement

Pursuant to the Call Option Agreement among Management Consulting, the Target Companies and the Pledgors, dated August 8, 2019, Management Consulting has the exclusive right to require that the Pledgors fulfill and complete all approval and registration procedures required under PRC laws for Management Consulting to purchase, or designate one or more persons to purchase, such shareholders’ equity interests in the Target Companies , in one or multiple transactions, at any time or from time to time, at Management Consulting’s sole and absolute discretion. The purchase price shall be the lowest price allowed by PRC laws. The Equity Option Agreements shall remain effective until all the equity interests in the Target Companies owned by the Pledgors have been legally transferred to Management Consulting or its designee(s).

Proxy Agreement

Pursuant to the Proxy Agreement among Management Consulting, the Pledgors and the Target Companies, dated August 8, 2019, the Pledgors irrevocably appointed Management Consulting or Management Consulting’s designee to exercise all of their rights as a shareholder of the Target Companies, including but not limited to the power to exercise all such shareholder’s voting rights with respect to all matters to be discussed and voted in shareholder meetings of the Target Companies. The Proxy Agreement remains effective until all equity interests in the Target Companies owned by the Pledgors have been legally transferred to Management Consulting or its designee(s).

Based on the foregoing VIE Arrangements, Shanghai Cangyun deemed to have effective control over Hainan Cangbao and Shanghai Cangbao, which enables Shanghai Cangyun to receive all of their expected residual returns and absorb the expected losses of the VIE, and Shanghai Cangyun is deemed the primary beneficiary of Hainan Cangbao and Shanghai Cangbao.

The reorganization through VIE above are accounted as a transaction of entities under common control for accounting purposes where the shareholder of Hainan Cangbao and Shanghai Cangbao are the controlling shareholder of Zhi Yuan before and after the reorganization. Accordingly, the accompanying consolidated financial statements have been prepared as if the current corporate structure had been in existence throughout the periods presented.

The significant carrying amount and classification of the assets and liabilities of VIE as of March 31, 2020 and September 30, 2019 as follows:

	March 31	September 30,
	2020	2019
	Unaudited	Audited
ASSETS
Current assets
Cash and cash equivalents	$1,617,566	$3,059,937
Inventory	285,945	310,550
Due from related party	28,053	5,875

Prepayment and other current assets, net	2,078,282	1,156,016
Total current assets of VIE	4,009,846	4,532,378
Non-current assets
Property, plant and equipment, net	13,028	8,998
Intangible assets	343,084	384,152
Operating lease right of use asset, net	735,901	916,120
Total non-current assets of VIE	1,092,013	1,309,270
Total Assets of VIE	$5,101,859	$5,841,648

LIABILITIES
Current liabilities
Accounts payable and accrued expense	$4,708,680	$5,426,079
Advance from customer	2,246,061	1,451,725
Loan payable – related party	—	518
Operating lease liabilities - current	299,175	504,148
Total current liabilities if VIE	7,253,916	7,289,597
Non-current liabilities
Operating lease liabilities - noncurrent	509,061	504,148
Total liabilities of VIE	$7,762,977	$7,793,745

Foreign Currency Translation

The accompanying consolidated financial statements are presented in United States dollar (“$”), which is the reporting currency of the Company. The functional currency of Cayman Company and Hongkong Company is United States dollar. The functional currency of the Company’s subsidiaries and VIEs located in the PRC is Renminbi (“RMB”). For the entities whose functional currencies are RMB, results of operations and cash flows are translated at average exchange rates during the period, assets and liabilities are translated at the unified exchange rate at the end of the period, and equity is translated at historical exchange rates. The resulting translation adjustments are included in determining other comprehensive income. Transaction gains and losses are reflected in the consolidated statements of income. The Company had loss of $12,388 and gain of $77,901 for the six months ended March 31, 2020 and for the year ended September 30, 2019, respectively, resulted from foreign currency transactions, which were included in other comprehensive expense.

Use of Estimates

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and judgments that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities on the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. The Company bases its estimates and judgments on historical experience and on various other assumptions and information that are believed to be reasonable under the circumstances. Estimates and assumptions of future events and their effects cannot be perceived with certainty and, accordingly, these estimates may change as new events occur, as more experience is acquired, as additional information is obtained and as our operating environment changes. Significant estimates and assumptions by management include, among others, useful lives and impairment of long-lived assets, allowance for doubtful accounts, income taxes including the valuation allowance for deferred tax assets. While the Company believes that the estimates and assumptions used in the preparation of the financial statements are appropriate, actual results could differ from those estimates. Estimates and assumptions are periodically reviewed and the effects of revisions are reflected in the financial statements in the period they are determined to be necessary.

Cash and Cash Equivalents

Cash and cash equivalents include cash on hand and cash in time deposits, certificates of deposit and all highly liquid instruments with original maturities of three months or less.

Inventories

Inventories, mainly consisting of stock items prepared as gifts for the member customers, are stated at the lower of cost or net realizable value utilizing the weighted average method. Cost includes all costs of purchase, cost of conversion and other costs incurred to bring the inventories to their present location and condition. Net realizable value is the estimated selling price as gifts in the ordinary course of business less the estimated costs of completion of the service and the estimated costs necessary to delivering the service.

The valuation of inventory requires the Company to estimate excess and slow-moving inventories. The Company evaluates the recoverability of the inventory based on expected demand and market conditions of art trading service.

Impairment of Long-Lived Assets

The Company’s long-lived assets are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of the asset may not be recoverable. Recoverability of an asset to be held and used is measured by a comparison of the carrying amount of the asset to the future undiscounted cash flows expected to be generated by the asset. If such asset is considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the asset exceeds its fair value. Impairment evaluations involve management’s estimates on asset useful lives and future cash flows. Actual useful lives and cash flows could be different from those estimated by management which could have a material effect on our reporting results and financial position. Fair value is determined through various valuation techniques including discounted cash flow models, quoted market values and third-party independent appraisals, as considered necessary.

Property and Equipment

Property and equipment consist of computer, office furniture and equipment, and leasehold improvement. All property and equipment are stated at historical cost net of accumulated depreciation. Repairs and maintenance are expensed as incurred. Property and equipment are depreciated on a straight-line basis over the following periods:

Depreciation is computed using the straight-line method over the estimated useful lives of the assets.

Electronic equipment	3-5 years
Furniture and Fixture	5 years
Motor vehicles	4years-
Computer software	5 years
Leasehold improvements	5 years

Fair Value of Financial Instruments

The Company adopted ASC 820 “Fair Value Measurements,” which defines fair value, establishes a three-level valuation hierarchy for disclosures of fair value measurement and enhances disclosures requirements for fair value measures. Current assets and current liabilities qualified as financial instruments and management believes their carrying amounts are a reasonable estimate of fair value because of the short period of time between the origination of such instruments and their expected realization and if applicable, their current interest rate is equivalent to interest rates currently available.

The three levels are defined as follow:

Level 1 — inputs to the valuation methodology are quoted prices (unadjusted) for identical assets or liabilities in active markets.

Level 2 — inputs to the valuation methodology include quoted prices for similar assets and liabilities in active markets, and inputs that are observable for the assets or liability, either directly or indirectly, for substantially the full term of the financial instruments.

Level 3 — inputs to the valuation methodology are unobservable and significant to the fair value.

As of the balance sheet date, the estimated fair values of the financial instruments approximated their fair values due to the short-term nature of these instruments.

The Company evaluates the hierarchy disclosures each year to determine which category an asset or liability falls within the hierarchy.

Leases

We determine if an arrangement is a lease at inception. Operating leases are included in operating lease right-of-use (“ROU”) assets, operating lease liabilities - current, and operating lease liabilities - noncurrent on the balance sheets. Finance leases are included in property and equipment, other current liabilities, and other long-term liabilities in our balance sheets. The initial lease liability is equal to the future fixed minimum lease payments discounted using the Company’s incremental borrowing rate, on a secured basis. The initial measurement of the right-of-use asset is equal to the initial lease liability plus any initial direct costs and prepayments, less any lease incentives.

ROU assets represent our right to use an underlying asset for the lease term and lease liabilities represent our obligation to make lease payments arising from the lease. Operating lease ROU assets and liabilities are recognized at commencement date based on the present value of lease payments over the lease term. As most of our leases do not provide an implicit rate, we generally use our incremental borrowing rate based on the estimated rate of interest for collateralized borrowing over a similar term of the lease payments at commencement date. The operating lease ROU asset also includes any lease payments made and excludes lease incentives. Our lease terms may include options to extend or terminate the lease when it is reasonably certain that we will exercise that option. Lease expense for lease payments is recognized on a straight-line basis over the lease term.

Revenue Recognition

The Company adopted ASC 606 requires the use of a new five-step model to recognize revenue from customer contracts. The five-step model requires entities to exercise judgment when considering the terms of contracts, which includes (1) identifying the contracts or agreements with a customer, (2) identifying our performance obligations in the contract or agreement, (3) determining the transaction price, (4) allocating the transaction price to the separate performance obligations, and (5) recognizing revenue as each performance obligation is satisfied. The Company has concluded that the new guidance did not require any significant change to its revenue recognition processes.

The Company operates an online and offline cultural service platform, through which dedicated to create industry standards for art investment and creating a model of online art exchanges and transactions, which allows collectors, artists, art dealers and owners to access a much larger art trading market, allowing them to engage with a wide range of collectibles or artwork investors.

The service includes trading facilitation, appraisal of treasures, consignment of artworks, storage of artworks and all-in-one advertising service, etc.

The Company derives its revenues from (1) platform membership service fee for member customers and (2) trading commission income, which includes commission from artwork price guarantee service, and artwork ownership transfer facilitate service through the online platform. The Company charges both the buyer and the seller a commission based on the artwork trading amount.

Membership service income

The Company recognizes membership fee revenue as the performance obligations are satisfied over time, usually, recognized on an average over the life of membership. The general contract terms of membership service include timeframe of the service, pricing and payment terms, rights and obligations of parties, performance test criteria, and liability for breach of contract. Payments received in advance from customers are recorded as “advance from customers” in the consolidated balance sheets. Advance from customers is recognized as revenue over the passage of time. Such advance payment received are non-refundable.

The cost of revenue consists primarily of platform maintenance expenses which are directly attributable to the membership fee revenue, including but not limited to service charge for cloud computing, items prepared as gifts for the members, and related expenses.

Trading commission income

Trading commission income is derived from contracts with customers, which primarily include payment terms, rights and obligations of parties, acceptance criteria, and liability for breach of contract. The Company’s sales arrangements do not contain variable consideration. The Company recognizes revenue at a point in time based on management’s evaluation of when performance obligations under the terms of a contract with the customer are satisfied and the related artworks transactions has been successfully completed.

The Company did not recognize any trading commission income for year ended September 30, 2019 and for six months ended March 31, 2020.

Advertising Expenses

Advertising costs, mainly including promotion expense for the APP launching, are expensed as incurred and the total amounts charged to “selling and marketing expenses” in the consolidated statements of income and comprehensive income were $279,984 and $1,444,655 for the six months ended March 31, 2020 and years ended September 30, 2019, respectively.

New Accounting Pronouncements

In February, 2016, the FASB issued Accounting Standards Update No. 2016-02 (ASU 2016-02) “Leases (Topic 842)”. ASU 2016-02 requires a lessee to recognize in the statement of financial position a liability to make lease payments (the lease liability) and a right-of-use asset representing its right to use the underlying asset for the lease term. ASU 2016-02 is effective for interim and annual reporting periods beginning after December 15, 2018. Early adoption is permitted.

For finance leases, a lessee is required to do the following:

•

Recognize a right-of-use asset and a lease liability, initially measured at the present value of the lease payments, in the statement of financial position

•

Recognize interest on the lease liability separately from amortization of the right-of-use asset in the statement of comprehensive income

•

Classify repayments of the principal portion of the lease liability within financing activities and payments of interest on the lease liability and variable lease payments within operating activities in the statement of cash flows.

For operating leases, a lessee is required to do the following:

•

Recognize a right-of-use asset and a lease liability, initially measured at the present value of the lease payments, in the statement of financial position

•

Recognize a single lease cost, calculated so that the cost of the lease is allocated over the lease term on a generally straight-line basis

•

Classify all cash payments within operating activities in the statement of cash flows.

In July, 2018, the FASB issued Accounting Standards Update No. 2018-11 (ASU 2018-11), which amends ASC 842 so that entities may elect not to recast their comparative periods in transition (the “Comparatives Under 840 Option”). ASU 2018-11 allows entities to change their date of initial application to the beginning of the period of adoption. In doing so, entities would:

•

Apply ASC 840 in the comparative periods

•

Provide the disclosures required by ASC 840 for all periods that continue to be presented in accordance with ASC 840.

•

Recognize the effects of applying ASC 842 as a cumulative-effect adjustment to retained earnings for the period of adoption.

In addition, the FASB also issued a series of amendments to ASU 2016-02 that address the transition methods available and clarify the guidance for lessor costs and other aspects of the new lease standard.

The management has reviewed the accounting pronouncements and adopted the new standard on January 1, 2019 using the modified retrospective method of adoption.

The Company does not believe other recently issued but not yet effective accounting standards, if currently adopted, would have a material impact on its the consolidated financial position, statements of operations and cash flows.

NOTE 3 – GOING CONCERN

The Company’s financial statements as of March 31, 2020 and September 30, 2019, been prepared using generally accepted accounting principles in the United States of America applicable to a going concern, which contemplates the realization of assets and liquidation of liabilities in the normal course of business. The Company has not yet established an ongoing source of revenues and cash flows sufficient to cover its operating costs and allow it to continue as a going concern. The Company has accumulated net loss of $2,745,795 and $2,049,141 as of March 31, 2020 and September 30, 2019 respectively. These factors among others raise substantial doubt about the ability of the company to continue as a going concern for a reasonable period of time.

In order to continue as a going concern, the Company will need, among other things, additional capital resources. Management’s plan is to obtain such resources for the Company by obtaining capital from management and significant shareholders sufficient to meet its minimal operating expenses and seeking third party equity and/or debt financing. However, management cannot provide any assurances that the Company will be successful in accomplishing any of its plans. These financial statements do not include any adjustments related to the recoverability and classification of assets or the amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

NOTE 4 – INVENTORY

Inventory consisted of the following:

	March 31,	September 30,
	2020	2019
Finished goods	$285,945	$310,550
Less: allowance for obsolete inventory	—	—
Total, net	$285,945	$310,550

Obsolete inventory amounted to $0 and $0 for the six months ended March 31, 2020 and for the year ended September 30, 2019, respectively.

NOTE 5– PREPAYMENT AND OTHER CURRENT ASSETS

Prepayment and other current assets consisted of the following:

	March 31,	September 30,
	2020	2019
Rent deposits	$21,523	$20,084
Advance to employees	25,236	8,392
Prepaid social insurance and housing fund	4,394	3,163
Total other current assets	51,153	31,639
Prepayment for business services	2,020,303	1,117,616
	2,071,456	1,149,255
Less: allowance for doubtful accounts	—	—
Total, net	$2,071,456	$1,149,255

The prepayment for business services is payment for business services, supplier purchases, and payment processor service.

NOTE 6 – INTANGIBLE ASSETS

Intangible assets consisted of the following:

	March 31,	September 30,
	2020	2019

Membership management system	$436,928	$432,711
Accounting system	2,127	2,105
	439,055	434,816
Less: Accumulated amortization	(95,971)	(50,664)
Total, net	$343,084	$384,152

Amortization expense amounted to $45,307 and $50,664 for the six months ended March 31, 2020 and for the year ended September 30, 2019, respectively.

The membership management system was acquired from a related party. Refer to Related Party Note 9.

NOTE 7 – PROPERTY & EQUIPMENT

Property and equipment, net, is consisted of the following:

	March 31, 2020	September 30, 2019

Equipment	$12,797	$6,646
Furniture and fixtures	3,583	3,548
	16,380	10,194
Less: Accumulate depreciation	(3,352)	(1,196)
Total, net	$13,028	$8,998

Depreciation expenses was $2,156 and $1,196 for the six months ended March 31, 2020 and for the year ended September 30, 2019, respectively.

NOTE 8 – LEASE

The Company has operating leases for corporate offices and employees’ accommodation. These leases have remaining lease terms of 1 year to 3 years. The Company has elected to not recognize lease assets and liabilities for leases with a term less than twelve months.

Operating lease right-of-use assets and liabilities are recognized at commencement date based on the present value of lease payments over the lease term. The discount rate used to calculate present value is incremental borrowing rate or, if available, the rate implicit in the lease. The Company determines the incremental borrowing rate for each lease based primarily on its lease term in PRC which is approximately 4.75%.

Operating lease expenses were $209,987 and $241,532 for the six months ended March 31, 2020 and for the period from March 1,2019 to September 30, 2019, respectively.

The undiscounted future minimum lease payment schedule as follows:

As of March 31,
2021	$419,974
2022	346,886
2023	—
Thereafter	—
Total	$766,860

NOTE 9 – RELATED PARTY TRANSACTIONS

The related parties consisted of the following:

Name of related party	Nature of relationship
Mr. Xingtao Zhou	Majority shareholder of the Company
Mr. Wei Wang	Principal shareholder
Sichuan Cangbaotianxia Art Co., Ltd	A Company with significant influence
Guangdong Cangbaotianxia Art Co., Ltd	A Company with significant influence

During the six months ended March 31, 2020, the Company advanced a total of $28,053 to Mr. Xingtao Zhou. As of March 31, 2020 and September 30, 2019, the outstanding balance receivable from Mr. Xingtao Zhou was $0.

On March 31, 2019, the Company purchased the membership platform system from Guangdong Cangbaotianxia Art Co., Ltd with a consideration of $432,711.

During the year ended September 30, 2019, the Company prepaid $82,251 to Sichuan Cangbaotianxia Art Co., Ltd, and received $54,834. As of March 31, 2020 and September 30, 2019, the outstanding balance advanced to Sichuan Cangbaotianxia Art Co., Ltd was $27,684 and $27,417 respectively.

During the year ended September 30, 2019, the Company received $518 in advance from Mr. Wei Wang. And the balance of $518 was paid off during the six months ended March 31, 2020. As of March 31, 2020 and September 30, 2019, the outstanding balance payable to Mr. Wei Wang was $0 and $518, respectively.

NOTE 10 – EQUITY

Ordinary share

Zhi Yuan Limited has authorized shares of 1 ordinary share, par value $1 with 1 share issued and outstanding.

Registered Capital

Shanghai Cangyun has subscribed capital of $10,000 which is not yet paid up by its shareholders. The subscribed capital is due for payment on July 30, 2039.

Hainan Cangbao has subscribed capital of $1,454,491 (RMB10,000,000) which is not yet paid up by its shareholders. The subscribed capital is due for payment on May 30, 2038.

Shanghai Cangbao has subscribed capital of $4,799,821 (RMB33,000,000) which is not yet paid up by its shareholders. The subscribed capital is due for payment on June 5, 2039.

Restricted net assets

The Company’s ability to pay dividends is primarily dependent on the Company receiving distributions of funds from its subsidiary or VIE. Relevant PRC statutory laws and regulations permit payments of dividends by Shanghai Cangyun, Hainan Cangbao, and Shanghai Cangbao only out of its retained earnings, if any, as determined in accordance with PRC accounting standards and regulations and after it has met the PRC requirements for appropriation to statutory reserves. Paid in capital of the PRC subsidiary and VIE and VIE’s subsidiaries included in the Company’s consolidated net assets are also non-distributable for dividend purposes. The results of operations reflected in the accompanying consolidated financial statements prepared in accordance with U.S. GAAP differ from those reflected in the statutory financial statements of Shanghai Cangyun, Hainan Cangbao, and Shanghai Cangbao. The Company is required to set aside at least 10% of their after-tax profits each year, if any, to fund certain statutory reserve funds until such reserve funds reach 50% of its registered capital. In addition, the Company may allocate a portion of its after-tax profits based on PRC accounting standards to enterprise expansion fund and staff bonus and welfare fund at its discretion. The statutory reserve funds and the discretionary funds are not distributable as cash dividends.

During the year ended September 30, 2019, Shanghai Cangbao generated profit and had retained earnings as of September 30, 2019.  The Company accrued statutory reserve funds of $12,384, which is 10% of the retained earnings of Shanghai Cangbao for the year ended September 30, 2019.

The ability of the Company’s PRC subsidiary and VIE and VIE’s subsidiaries to make dividends and other payments to the Company may also be restricted by changes in applicable foreign exchange and other laws and regulations. Foreign currency exchange regulation in China is primarily governed by the following rules:

•

Foreign Exchange Administration Rules (1996), as amended in August 2008, or the Exchange Rules;

•

Administration Rules of the Settlement, Sale and Payment of Foreign Exchange (1996), or the Administration Rules.

Currently, under the Administration Rules, Renminbi is freely convertible for current account items, including the distribution of dividends, interest payments, trade and service related foreign exchange transactions, but not for capital account items, such as direct investments, loans, repatriation of investments and investments in securities outside of China, unless the prior approval of the State Administration of Foreign Exchange (the “SAFE”) is obtained and prior registration with the SAFE is made. Foreign-invested enterprises like Rise King WFOE that need foreign exchange for the distribution of profits to its shareholders may affect payment from their foreign exchange accounts or purchase and pay foreign exchange rates at the designated foreign exchange banks to their foreign shareholders by producing board resolutions for such profit distribution. Based on their needs, foreign-invested enterprises are permitted to open foreign exchange settlement accounts for current account receipts and payments of foreign exchange along with specialized accounts for capital account receipts and payments of foreign exchange at certain designated foreign exchange banks.

Although the current Exchange Rules allow the convertibility of Chinese Renminbi into foreign currency for current account items, conversion of Chinese Renminbi into foreign exchange for capital items, such as foreign direct investment, loans or securities, requires the approval of SAFE, which is under the authority of the People’s Bank of China. These approvals, however, do not guarantee the availability of foreign currency conversion. The Company cannot be sure that it will be able to obtain all required conversion approvals for its operations or the Chinese regulatory authorities will not impose greater restrictions on the convertibility of Chinese Renminbi in the future. Currently, most of the Company’s retained earnings are generated in Renminbi. Any future restrictions on currency exchanges may limit the Company’s ability to use its retained earnings generated in Renminbi to make dividends or other payments in U.S. dollars or fund possible business activities outside China.

The Company’s VIE and its subsidiaries in Renminbi included in the Company’ consolidated net assets, aside from statutory reserve funds, that may be affected by increased restrictions on currency exchanges in the future and accordingly may further limit the Company’s PRC subsidiary and VIE and VIE’s subsidiaries’ ability to make dividends or other payments in U.S. dollars to the Company, in addition to restricted net assets as discussed above.

NOTE 11 – INCOME TAX

Cayman Islands

Under the current laws of Cayman Islands, Zhi Yuan Limited is not subject to tax on income or capital gain. In addition, payments of dividends by the Company to their shareholders are not subject to withholding tax in the Cayman Islands.

Hong Kong

Cang Yun (Hong Kong) Limited was incorporated under the Hong Kong tax laws, and the statutory income tax rate was 16.5%. Cang Yun (Hong Kong) Limited has no operating profit or tax liabilities for the six months ended March 31, 2020 and for the period from March 1, 2019 to September 30, 2019.

China, PRC

Shanghai Cangyun Management Consulting Co.,Ltd., Hainan Cangbao Tianxia Cultural Relic Co., Ltd. and Cangbao Tianxia (Shanghai) Cultural Relic Co.,Ltd. were incorporated in the PRC and are subject to PRC Enterprise Income Tax (“EIT”) on the taxable income in accordance with the relevant PRC income tax laws. On March 16, 2007, the National People’s Congress enacted a new enterprise income tax law, which took effect on January 1, 2008. The law applies a uniform 25% enterprise income tax rate to both foreign invested enterprises and domestic enterprises.

The components of deferred tax assets and liabilities as follows:

	March 31, 2020	September 30, 2019

Net operating losses carry forwards	$730,320	$538,271
Valuation allowance	(730,320)	(538,271)
Deferred tax asset, net	$—	$—

Hainan Cangbao Tianxia Cultural Relic Co., Ltd. incurred an accumulated deficit of $2,921,281 and $2,153,086 as of March 31, 2020 and September 30, 2019, and has not recognized an income tax benefit for its operating losses based on uncertainties concerning its ability to generate taxable in future period.

The provision for income taxes consists of the following:

	Six Months Ended March 31, 2020	Year Ended September 30, 2019
Net taxable income	$73,723	$165,123
Tax rate	25%	25%
Income tax expenses	18,430	41,281
Income tax relief	(15,682)	—
Income tax expense, net	$2,748	$41,281

The reconciliation of the statutory tax rate to the effective tax rate as follows:

	Six Months Ended March 31, 2020	Year Ended September 30, 2019
PRC statutory income tax rate	25%	25%
Effect of preferential tax relief	(21.3)%	—%
Effective tax rate	3.7%	25%

Accounting for Uncertainty in Income Taxes

The tax authority of the PRC government conducts periodic and ad hoc tax filing reviews on business enterprises operating in the PRC after those enterprises complete their relevant tax filings. Therefore, the Company’s PRC entities’ tax filings results are subject to change. It is therefore uncertain as to whether the PRC tax authority may take different views about the Company’s PRC entities’ tax filings, which may lead to additional tax liabilities.

ASC 740 requires recognition and measurement of uncertain income tax positions using a “more-likely-than-not” approach. The management evaluated the Company’s tax positions and concluded that no provision for uncertainty in income taxes was necessary as of March 31, 2020 and September 30, 2019.

NOTE 12 – CONCENTRATIONS, RISKS AND UNCERTAINTIES

Credit risk

Cash deposits with banks are held in financial institutions in PRC, which are insured with deposit protection up to RMB500,000 (approximately $70,089). Accordingly, the Company has a concentration of credit risk related to the uninsured part of bank deposits. The Company has not experienced any losses in such accounts and believes it is not exposed to significant credit risk.

Concentration

The Company offers membership service for individuals and legal entities. In addition, generates sales commission income upon the success of transactions. During the six months ended March 31, 2020 and 2019, there is no concentration risk related to the sales. However, the Company has a concentration risk related to the suppliers. Failure to maintain existing relationships with the suppliers or to establish new relationships in the future could negatively affect the Company’s ability to generate membership fee income and sales commission sales.

The concentration on purchases from suppliers’ as follows:

	Six Months ended March 31, 2020		Year Ended September 30, 2019
	Amount	%	Amount	%
Supplier A	$205,689	61%	$300,206	27%
Supplier B	89,829	26%	524,896	46%
Supplier C	44,076	13%	N/A	N/A
Supplier D	N/A	N/A	297,676	26%
	$339,594	100%	$1,133,778	99%

Risks of Variable Interest Entities Structure

Although the structure the Company has adopted is consistent with longstanding industry practice, and is commonly adopted by comparable companies in China, the PRC government may not agree that these arrangements comply with PRC licensing, registration or other regulatory requirements, with existing policies or with requirements or policies that may be adopted in the future. There are uncertainties regarding the interpretation and application of PRC laws and regulations including those that govern the Company’s contractual arrangements, which could limit the Company’s ability to enforce these contractual arrangements. If the Company or any of its variable interest entities are found to be in violation of any existing or future PRC laws, rules or regulations, or fail to obtain or maintain any of the required permits or approvals, the relevant PRC regulatory authorities would have broad discretion to take action in dealing with such violations or failures, including levying fines, revoking business and other licenses of the Company’s variable interest entities, requiring the Company to discontinue or restrict its operations, restricting its right to collect revenue, requiring the Company to restructure its operations or taking other regulatory or enforcement actions against the Company. In addition, it is unclear what impact the PRC government actions would have on the Company and on its ability to consolidate the financial results of its variable interest entities in the consolidated financial statements, if the PRC government authorities were to find the Company’s legal structure and contractual arrangements to be in violation of PRC laws, rules and regulations. If the imposition of any of these government actions causes the Company to lose its right to direct the activities of Hainan Cangbao and Shanghai Cangbao or the right to receive their economic benefits, the Company would no longer be able to consolidate the Hainan Cangbao and Shanghai Cangbao.

COVID-19 outbreak

In March 2020 the World Health Organization declared coronavirus COVID-19 a global pandemic. The COVID-19 pandemic has negatively impacted the global economy, workforces, customers, and created significant volatility and disruption of financial markets. It has also disrupted the normal operations of many businesses, including ours. This outbreak could decrease spending, adversely affect demand for our services and harm our business and results of operations. It is not possible for us to predict the duration or magnitude of the adverse results of the outbreak and its effects on our business or results of operations at this time.

NOTE 13 - SUBSEQUENT EVENTS

On July 27, 2020 (the “Closing Date”), beneficial shareholders of Zhi Yuan Limited (the “Shareholders”) entered into a Share Exchange Agreement (the “Exchange Agreement”) with Can Bao Tian Xia International Art Trade Center, Inc. (“Cang Bao”). Pursuant to the terms of the Exchange Agreement, the Shareholders agreed to sell to Cang Bao, and Cang Bao agreed to purchase, all shares of Zhi Yuan Limited held by them, which shares represent 100% of the issued and outstanding shares of Zhi Yuan Limited. In exchange, Cang Bao agreed to issue to the Shareholders an aggregate of 75,000,000 shares of Cang Bao common stock, representing approximately 67.98% of Cang Bao’s total issued and outstanding common stock (the “Share Exchange”).

The Company evaluates subsequent events that have occurred after the balance sheet date but before the financial statements are issued. Based on this evaluation, the Company concluded there are no other subsequent events that would require disclosure to or adjustment to the financial statements other than the ones disclosed above.